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                                                                     EXHIBIT 5.1




                                                              Albert A. Woodward
                                                                    612-335-1945
                                                         al.woodward@leonard.com
December 8, 2000



Board of Directors of Stockwalk.com Group, Inc.
5500 Wayzata Boulevard, Suite 800
Minneapolis, MN  55416

     Re:  Stockwalk.com Group, Inc. 1996 Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

     We have represented Stockwalk.com Group, Inc. (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") of an additional 475,000 shares of the Company's common stock, $.04 par value per share (the "Shares"), to be issued pursuant to the Company's 1996 Non-Employee Director Stock Option Plan, as amended (the "Plan").

     In rendering this opinion, we have reviewed the articles of incorporation and the bylaws of the Company, as amended, records and proceedings of the shareholders and Board of Directors of the Company, the Plan, and such other corporate records, certificates and other documents as we have deemed necessary as a basis of the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that, upon issuance of Shares pursuant to the Plan, in the manner described in the Registration Statement and the Plan, the Shares covered by the Registration Statement will be duly and validly issued, fully paid, and nonassessable.

     We also consent to the filing of this opinion as an exhibit to the Registration Statement with respect to the aforementioned Shares under the Securities Act of 1933. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required.


                                     Very truly yours,

                                     LEONARD, STREET AND DEINARD
                                     PROFESSIONAL ASSOCIATION


                                     By:      /s/ Albert A. Woodward
                                         ---------------------------------------
                                                  Albert A. Woodward